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                                                            EXHIBIT 10.20


                                  ICHAT, INC.

                           SOFTWARE LICENSE AGREEMENT

           THIS IS A LICENSE AGREEMENT AND NOT AN AGREEMENT FOR SALE.


      This Software License Agreement ("Agreement") is entered into as of 2/28, 1997, between ichat, Inc., a Texas corporation, with its principal place of business at 8303 North Mopac Expressway, Suite A114, Austin, Texas 78759 ("ichat, Inc."), and DIDAX INC. 4501 Daly Drive Suite 103 Chantilly, VA 20151

Whereas, ichat, Inc. owns, or has licensed from the owner(s), copyrights and other rights in ichat, Inc.'s software products ("Software") and associated documentation provided by ichat, Inc. under this Agreement and listed on Attachment A hereto; whereas, Licensee desires to receive a non-exclusive license to use such Software as provided below; and whereas, ichat, Inc. is willing to grant such non-exclusive license to Licensee on the terms and conditions set forth below; the parties agree as follows:

      1. License Grant. Subject to the terms of this Agreement, ichat, Inc. grants Licensee a non-transferable, non-sublicensable, non-exclusive license to use the Software (i) on multiple file servers at the Licensed Site specified on Attachment A and (ii) only in accordance with the applicable user documentation provided by ichat, Inc., for access by persons who are authorized to directly access that server through Licensee's Web site. This license and the terms and conditions of this Agreement shall extend to any upgrades or new versions of the Software provided to Licensee.

      2. Restrictions. Under no circumstances shall Licensee (a), (b), (c) make any copies of the Software, except for one copy solely for back-up purposes,
(d) modify, or create a derivative work of the Software, (e) provide, rent, or lease the Software to any third party, (f) reverse engineer, decompile, disassemble or otherwise attempt to reconstruct or discover any source code, underlying ideas, algorithms, file formats or programming interfaces of the Software or allow any other party to do the same, or (g) remove any product identification, copyright or other notices from the Software or associated documentation. Any copies of the Software made in violation of this Agreement shall be deemed copyright infringement.

      3. Ownership of Software. As between the parties to this Agreement, ichat, Inc. retains title to and ownership of and all proprietary rights with respect to the Software, any accompanying printed materials and all copies and portions thereof. The Software and accompanying printed materials are protected by copyright, trademark and trade secret laws and international treaty provisions. The Software is licensed and not sold.

      4. Payment. Upon execution of this Agreement or commencement of any renewal term, Licensee shall pay the annual license fees for the Software set forth in Attachment A hereto. All payments shall be made in U.S. dollars in the United States. All such license fees are exclusive of shipping, taxes, duties and the like, which shall be paid by Licensee. All late payments shall be assessed a service charge of 1.5% per month, to the extent allowed by law.

      5. Customer Support. ichat, Inc. shall provide telephone and email support service to Licensee during ichat, Inc.'s normal business hours (8am to 6pm CST, Monday through Friday) for answering questions regarding the Software. Support shall include at no additional charge to Licensee improvements and upgrades to the Software that ichat, Inc. regularly provides to its other customers. Licensee shall designate an individual employee of Licensee as license administrator in connection with this Agreement ("License Administrator"). All telephone or written contact with ichat, Inc. shall be performed by the License Administrator. Licensee shall notify ichat, Inc. in writing promptly upon a change of the designated License Administrator.

      6. Confidentiality. Licensee agrees that the Software and all code, inventions, algorithms, know-how and ideas it obtains from ichat. Inc. and all other business, technical and financial information it obtains from ichat, Inc. are the confidential property of ichat, Inc. and its licensors ("Proprietary Information"). Except as expressly and unambiguously allowed herein, Licensee will hold in confidence and not use or disclose any Proprietary Information and shall similarly bind its employees in writing. Licensee's nondisclosure obligation shall not apply to information it can document is generally available to the public (other than through breach of this Agreement).

      7. Term and Termination.

         a. Term of Agreement. This Agreement and the license granted herein shall be effective from the date of this Agreement. The term of this Agreement and the license shall run for one (1) year after ichat, Inc. first ships the Software, unless and until terminated as provided in this Section. The term may be extended annually for additional one (1) year periods upon payment by Licensee of the appropriate, then current annual license fees, unless ichat, Inc. gives Licensee notice of termination thirty (30) days

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before expiration of the current term. In addition, the license may be terminated as provided below in this Section; however, upon termination, the terms of this Agreement, except for Sections 1 and 5, will otherwise survive and remain in effect.

         b. Termination by Licensee. Upon termination by Licensee for any reason, Licensee will cease all use of the Software and destroy or return to ichat, Inc. the Software and all documentation and copies thereof to ichat, Inc. along with a signed written statement expressing Licensee's desire to terminate the license and certifying that Licensee has destroyed or returned to ichat, Inc., and is no longer in possession of, any Software, related documentation or any copies, portions or derivatives of any of the foregoing.

         c. Termination by ichat, Inc.. ichat, Inc. may immediately terminate this Agreement immediately upon the occurrence of any of the following events:

            (1) if Licensee ceases to do business, or otherwise terminates its business operations; or

            (2) if Licensee shall fail to promptly secure or renew any license, registration, permit, authorization or approval necessary for the conduct of its business in the manner contemplated by this Agreement, or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days; or

            (3) if Licensee materially breaches any material provision of this Agreement and fails to fully cure such breach within thirty (30) days (ten (10) days in the case of a failure to pay and immediately in the case of a breach of Sections 2 or 6 of written notice describing the breach; or

            (4) if Licensee shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days).

Upon such termination by ichat, Inc., Licensee will cease all use of the Software and destroy or return to ichat, Inc. the Software and all documentation and copies thereof to ichat, Inc. along with a signed written statement certifying that Licensee has destroyed or returned to ichat, Inc., and is no longer in possession of, any Software, related documentation or any copies, portions or derivatives of any of the foregoing.

         d. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

      8. Limited Warranty and Disclaimer. ichat, Inc. warrants that for a period of ninety (90) days from the date of Licensee's receipt of the Software
(i) the Software will perform substantially in accordance with the accompanying printed materials and (ii) the medium upon which the Software is provided by ichat, Inc. to Licensee shall be free from defects in material and workmanship under normal use. This warranty covers only problems reported to ichat, Inc. during the warranty period. WARRANTY DISCLAIMER: EXCEPT AS EXPRESSLY STATED HEREIN, THE SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF PERFORMANCE OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. LICENSEE BEARS ALL RISK RELATING TO QUALITY AND PERFORMANCE OF THE SOFTWARE. The performance of the Software varies with various manufacturers' equipment with which it is used. ichat, Inc. does not warrant that the Software or the functions contained in the Software will meet Licensee's requirements, operate without interruption or be error free. Licensee's exclusive remedy for breach by ichat, Inc. of its limited warranty set forth above shall be replacement of any defective Software or medium upon its return to ichat, Inc. within the warranty period, or if ichat, Inc. is unable to provide a replacement which is free of defect, a pro rata refund of the license fee paid by Licensee.

      9. Limitation of Liability. ANY LIABILITY OF ichat, Inc. WILL BE LIMITED TO PRODUCT REPLACEMENT OR, IF REPLACEMENT IS INADEQUATE OR IN ichat, Inc.'s OPINION IMPRACTICAL, TO REFUND OF THE LICENSE FEE. IN NO EVENT SHALL ichat, Inc. BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR THEORY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OR INACCURACY OF INFORMATION OR COST OR PROCUREMENT), ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF ichat, Inc. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL ichat, Inc.'s LIABILITY EXCEED THE AMOUNT PAID BY LICENSEE FOR THE SOFTWARE.

      10. Government Use. If Licensee is a unit or agency of the government, or acquiring the Software with government funds, the software and documentation are provided subject to ichat, Inc.'s standard commercial license; provided, however, that any



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contracts with non-defense agencies subject to the FAR, the Government shall have the rights set forth in subparagraph (c) of FAR 52.227-19, "Commercial Computer Software-Restricted Rights," as applicable.

      11. Miscellaneous. This Agreement is not assignable, transferable or sublicensable by Licensee without the prior written consent of ichat, Inc.; any attempt to do so shall be void. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been effectively given: (i) immediately upon personal delivery or facsimile transmission to the parties to be notified, (ii) one (1) day after deposit with a commercial overnight courier with tracking capabilities, or (iii) three (3) days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid to the respective addresses of the parties as set forth above. The waiver by either party of a breach of this Agreement or any right hereunder shall not constitute a waiver of any subsequent breach of this Agreement; nor shall any delay by either party to exercise any right under this Agreement operate as a waiver of any such right. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be construed pursuant to the laws of the State of Texas and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the Sale of Goods. To the extent that EC law is applicable, the restriction on reverse engineering is limited to prohibit such activity to the maximum extent without violating the EC Directive on the legal protection on computer programs. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees. The parties agree that a material breach of this Agreement adversely affecting ichat, Inc.'s proprietary rights in the Software would cause irreparable injury to ichat, Inc. for which monetary damages would not be an adequate remedy and that ichat, Inc. shall entitled to equitable relief in addition to any remedies it may have hereunder or at law. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supercedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

      ichat, Inc.:                     LICENSEE: DIDAX INC.
                                                 ----------------------------

      By:       [SIG]                  By:             [SIG]
         ---------------------------      -----------------------------------

      Title:    CFO                    Title: Director of Technical Marketing
            ------------------------          -------------------------------





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ATTACHMENT A                                                       Page 1 of 2

                     ICHAT, INC., SOFTWARE AND LICENSE FEES

                             PROPOSAL TO DIDAX INC.
                               FEBRUARY 28, 1997


ANNUAL SOFTWARE LICENSE FEE


ichat, Inc. ROOMS 2.2 SERVER web-integrated, real-time communications server with Event Moderation (EM) package built in, including threaded message boards when available.

ANNUAL LICENSE FEES:
SIMULTANEOUS
USERS                     YEAR 1        YEAR 2
1000                      $7,500        $7,500

As part of the Annual License Fee DIDAX will split ad revenue with ichat, Inc. at a rate of 50% to ichat and 50% to DIDAX after expenses with a cap payment of $20,000 in each year.

MODERATED EVENT RENTAL PRICING:
For large moderated events ichat, Inc. will open up the number of users at a rate of $1.00 per user with a minimum rental of 1000 users. Example 2000 users = $2000.

The ROOMS server software will be opened up for the Event one week before the event then closed down one day after the event.

As a promotions incentive to sign a License Agreement in February this pricing offer expires 2/28/97. This pricing will not be extended beyond this date.



PAYMENT TERMS

Net 30 Days. Delivery; Fedex ASAP

TRAINING

1 Day Class, Our Fast Start Training program is available on site to DIDAX INC. at $1,500 per day plus travel expenses. At that time ichat will train how to set up and configuration of the ROOMS server and how to run online moderated events per DIDAX INC.'s specifications.



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                               ATTACHMENT A                      Page 2 of 2

                     ICHAT, INC., SOFTWARE AND LICENSE FEES



TECHNICAL SUPPORT. MAINTENANCE & UPGRADES

In exchange for an annual fee, DIDAX INC. will receive technical support under ichat, Inc.'s standard support program 8:00am to 6:00pm M-F Central Standard Time through phone in 800 # or e-mail. Access to software maintenance, upgrades and enhancements to ROOMS server and client technology for the period of the License Agreement.


LICENSE FOR DISTRIBUTION OF CLIENT TECHNOLOGY

ichat, Inc. will provide DIDAX INC. with the right to distribute to DIDAX INC.'s customers and employees the ichat, Inc. client product line through downloads or CD's at no additional charge. ichat, Inc.'s robust client product line ensures that every potential customer can join an event using at least one of our seven different clients available for Windows 3.1, NT, 95, Mac OS 68K, PPC, UNIX, Netscape Navigator, Microsoft Explorer and Java. ichat, Inc. maintains these clients with new enhancements and new releases of which DIDAX INC. will be entitled to over the term of the license agreement.


SHOWCASE CLIENT

In exchange for the discounted pricing, DIDAX INC. will agree to appear as a showcase client for ichat, Inc.. The duties of a showcase client include issuing a joint press release with ichat, Inc. announcing the relationship. Participating in an ichat, Inc., DIDAX INC. created "Success Story" after implementation to be published by ichat, Inc. Acting as a reference site for prospective ichat, Inc. customers.


NON-DISCLOSURE

DIDAX INC. will agree not to disclose any of the pricing terms of this proposal or the final agreement.



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